Exhibit 10.1

RESOLUTIONS OF THE BOARD OF DIRECTORS OF ANVI GLOBAL HOLDINGS, INC.

APPROVAL AND RECOMMENDATION OF ONE-FOR-TWENTY (1-FOR-20) REVERSE STOCK SPLIT

Date: 29th August, 2026

WHEREAS, ANVI Global Holdings, Inc., a Nevada corporation (the "Company"), is authorized under its Amended and Restated Articles of Incorporation to issue up to 500,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock");

WHEREAS, the Company's Common Stock is quoted on the OTCQB Venture Market under the ticker symbol "ANVI," and the Company has received notice regarding its compliance with applicable OTCQB continued quotation requirements;

WHEREAS, the Board of Directors has considered the Company's capital structure, trading price, financial condition, business plans, and the potential benefits and risks of a reverse stock split, and has determined that it is advisable and in the best interests of the Company and its stockholders to effect a one-for-twenty (1-for-20) reverse stock split of the issued and outstanding Common Stock, whereby every twenty (20) shares shall be combined into one (1) share (the "Reverse Stock Split");

WHEREAS, the Board intends that the Reverse Stock Split affect only the issued and outstanding Common Stock and that the Company's authorized Common Stock remain unchanged at 500,000,000 shares;

NOW, THEREFORE, BE IT:

RESOLVED, that the Board of Directors hereby approves and authorizes, subject to the required stockholder approval and satisfaction of all applicable legal and regulatory requirements, a one-for- twenty (1-for-20) Reverse Stock Split of the Company's issued and outstanding Common Stock, such that every twenty (20) shares outstanding immediately prior to the effective time shall constitute one (1) share immediately following the effective time;

RESOLVED FURTHER, that the Reverse Stock Split shall apply uniformly to all holders of Common Stock, subject to applicable law and the treatment of fractional shares;

RESOLVED FURTHER, that the Company's authorized Common Stock shall remain unchanged at 500,000,000 shares, and the Reverse Stock Split shall not increase, decrease, or otherwise alter the authorized Common Stock;

RESOLVED FURTHER, that no fractional shares shall be issued in connection with the Reverse Stock Split. In lieu of any fractional shares, any fractional share resulting from the Reverse Stock Split shall be rounded up to the nearest whole share, such that no stockholder's fractional interest shall be confiscated or wiped out;

RESOLVED FURTHER, that the officers of the Company are authorized and directed to obtain the required stockholder approval of the Reverse Stock Split, including, to the extent permitted by applicable law, by written consent of the Company's majority stockholder in accordance with Article VIII, Section 2 of the Company's Amended and Restated Articles of Incorporation and as permitted by NRS 78.320.2 of Nevada law.

RESOLVED FURTHER, that the Reverse Stock Split shall not become effective unless and until the required stockholder approval has been validly obtained and all applicable legal and regulatory requirements have been satisfied;

RESOLVED FURTHER, that following such approval, the officers of the Company are authorized to determine the effective date and time of the Reverse Stock Split and to prepare, execute and file any certificate, amendment, notice or other document required or advisable under applicable law, including NRS 78.2055;

RESOLVED FURTHER, that the officers of the Company are authorized to make all necessary submissions and notifications to FINRA, OTC Markets, the Securities and Exchange Commission, the Nevada Secretary of State, the Company's transfer agent and any other applicable authority, and to coordinate all related corporate, trading, settlement, CUSIP and administrative matters;

RESOLVED FURTHER, that the officers of the Company are authorized to make such non-material or ministerial modifications as may be reasonably necessary to comply with applicable law or regulatory and administrative requirements, provided that no such modification shall change the 1-for-20 ratio or the 500,000,000 authorized Common Shares without any additional approval required by law or the Company's governing documents;

RESOLVED FURTHER, that all actions previously taken by the officers, directors, agents and representatives of the Company in connection with the consideration or preparation of the Reverse Stock Split are hereby ratified, confirmed and approved to the extent consistent with these resolutions.

CERTIFICATION

The foregoing resolutions were duly adopted by the Board of Directors of ANVI Global Holdings, Inc. on **29 August, 2026.**

IN WITNESS WHEREOF, the undersigned, being the duly elected and serving sole Director of ANVI Global Holdings, Inc., hereby adopts and approves the foregoing resolutions as of the date first written above.

Signature:

Name : Rama Mohan R Busa
Title : Sole Director
For : ANVI Global Holdings, Inc

Date: **29th August, 2026**